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                                                                 EXHIBIT (99)(b)



ROIG COMMERCIAL BANK                                             REVOCABLE PROXY



        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ROIG COMMERCIAL BANK FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 8, 1997 AND ANY ADJOURNMENT THEREOF.


        The undersigned, being a stockholder of Roig Commercial Bank (the "Bank"), hereby authorizes the Board of Directors or any successors in their respective positions, as proxies with full powers of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Bank to be held at the Bank's principal executive offices, located at 63 Carreras Street, Humacao, Puerto Rico, on Thursday, May 8, 1997 at 10:00 a.m., Puerto Rico time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:


1. PROPOSAL to approve and adopt the Agreement and Plan of Merger dated as of December 30, 1996, by and among BanPonce Corporation, Banco Popular de Puerto Rico and Roig Commercial Bank, providing for the merger of Roig Commercial Bank with and into Banco Popular.


              [ ]    FOR           [ ]    AGAINST       [ ]     ABSTAIN

2.      ELECTION OF DIRECTORS

Nominees:

J. Adalberto Roig, Jr.
Antonio Roig Ferre

Julio Pietrantoni, Esq.

Agustin Cabrer Roig
Dr. Francisco J. Fernandez
Jesus E. Amaral
Dr. Juan L Balaguer
Andres R. Nevares, Esq.
Jose D. Targa Roig
Dinorah J. Colon
Francisco M. Sueiro
Saturnino Pena Flores

[ ]     VOTE FOR all nominees listed      [ ]    WITHHOLD AUTHORITY
        above (above (except as marked           to vote for all nominees
        to the contrary below)                   listed above

        VOTE FOR ALL nominees listed above, except for the following nominee(s) (insert in the space provided below the name of the nominee(a) for whom you do not wish to vote):
                  --------------------------------------------------------------

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3.      PROPOSAL  to rally the appointment of Price Waterhouse as the Bank's independent auditors for the year ending
        December 31, 1997.

                / /     FOR             / /     AGAINST         / /     ABSTAIN

4.      PROPOSAL to approve the execution of certain indemnification agreements entered into between Roig Commercial Bank and its directors.

                / /     FOR             / /     AGAINST         / /     ABSTAIN

        This proxy may be revoked at any time before it is exercised.

        In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

        Shares of Common Stock of the Bank will be voted as specified.  If no specification is made above, shares will be voted
FOR Proposal 1, FOR the election of the nominees in Proposal 2, and FOR Proposals 3 and 4.  This proxy cannot be voted for any person who is not a nominee of the Board of Directors of the Bank.

        The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders of Roig Commercial Bank called for May 8, 1997 and a Prospectus/Proxy Statement for the Annual Meeting prior to the signing of this proxy.
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Dated:              , 1997
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Number of shares:
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                                                        Signatures


                                    Please sign exactly as your name(s)
                                    appear(s) on this proxy. When signing in a representative capacity, please give title.

                                    PLEASE MARK, SIGN, DATE AND PROMPTLY
                                    RETURN THIS PROXY CARD USING THE
                                    ENCLOSED ENVELOPE.